EXHIBIT 99.1

MEDIA CONTACT:
Jeff Baker	Bill Bartkowski
President and CEO	Partner
Analysts International	MeritViewPartners
Phone: (952) 835-5900	Phone: (612) 605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Extends Credit Facility with GE Capital

Expiration Date Extended to January of 2010; Modifications Will Increase Borrowing Capacity

    MINNEAPOLIS, January 26, 2006 — Analysts International (NASDAQ: ANLY) today announced that it has amended its credit facility with GE Capital Corporation, extending the expiration date from October 31, 2006 to January 20, 2010 and modifying certain financial covenants and other terms of the agreement.

    The modifications include the elimination of certain reserves in calculating the amount the Company can borrow under the facility and changes to the definition of eligible receivables. The effect of the modifications was to increase by $4-5 million the borrowing capacity under the line of credit which continues to carry a maximum amount of $45 million. The Company has the opportunity to increase capacity by approximately $3 million if certain operating results are achieved in 2006.

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the Company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Solutions Services, which provides infrastructure services and business solutions; and Outsourcing Services, which provides onshore and offshore strategic solutions. The Company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by the Company regarding the Company’s expectations as to borrowing capacity increases under its Credit Agreement with GE Capital Corporation are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Analysts expresses an expectation or belief as to future increases in availability under its credit line, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the Company does not achieve the operating results required for additional increases in its borrowing capacity; and (ii) other economic, business, competitive and/or regulatory factors affecting Analysts’ business generally, including those set forth in Analysts’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the Press Release. Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this Press Release to reflect events or circumstances after the date of this Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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